                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A
                                 Amendment No. 2
           To Registration Statement on Form 8-A, dated August 7, 1997

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                           BROOKS-PRI AUTOMATION, INC.
--------------------------------------------------------------------------------
             (Exact Name Of Registrant As Specified In Its Charter)


           DELAWARE                                              04-3040660
---------------------------------                           -------------------
    (State of Incorporation)                                 (I.R.S. Employer
                                                            Identification No.)

15 ELIZABETH DRIVE, CHELMSFORD, MASSACHUSETTS                      01824
----------------------------------------------             --------------------
  (Address of Principal Executive Offices)                      (Zip Code)


If this Form relates to the registration of a class     If this Form relates to the registration of a class
of securities pursuant to Section 12(b) of the          of securities pursuant to Section 12(g) of the
Exchange Act and is effective pursuant to General       Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]         Instruction A.(d), check the following box.  [X]

Securities Act registration statement file number to which this Form relates (if applicable): ______

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title Of Each Class                        Name Of Each Exchange On Which
       To Be So Registered                        Each Class Is To Be Registered

              N/A                                             N/A
--------------------------------                  ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                         Preferred Share Purchase Right
--------------------------------------------------------------------------------
                                (Title of Class)


--------------------------------------------------------------------------------
                                (Title of Class)

ITEM 2.     EXHIBITS.                                                           REFERENCE
------      --------                                                            ---------

  1.       Rights Agreement between the Registrant and EquiServe Trust        Filed herewith
           Company, N.A., as amended.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 2 to Registration Statement on Form 8-A/A to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  May 20, 2002                   BROOKS-PRI AUTOMATION, INC.


                                       By: /s/ Ellen B. Richstone
                                          --------------------------------------
                                          Name:   Ellen B. Richstone
                                          Title:  Senior Vice President, Finance
                                                  and Administration and Chief
                                                  Financial Officer